Hudson City Bancorp, Inc. Logo

Dear Customer:

     I am pleased to inform you that Hudson City Savings Bank is undergoing an internal restructuring resulting in a structure known as a mutual savings bank holding company (the "Reorganization"). Additionally, our Bank's newly-formed parent company, Hudson City Bancorp, Inc., is offering shares of its common stock for sale. Both the Reorganization and the stock offering are being conducted pursuant to a Plan of Reorganization and Stock Issuance (the "Plan").

     To implement the Plan, we must receive the approval of our depositors. YOUR VOTE IS VERY IMPORTANT. The enclosed Proxy Statement describes the Plan, including your voting rights and the business reasons for the Bank's Reorganization.

     Please mark your vote and sign the enclosed proxy card(s). Return the card(s) to us promptly using the white return envelope provided. Note that NONE of the proxy cards are duplicates -- you may receive more than one proxy card depending on the ownership structure of your accounts at the Bank. NOT RETURNING YOUR PROXY CARD(S) HAS THE SAME EFFECT AS VOTING AGAINST THE PLAN.

     We are providing eligible depositors an opportunity to purchase shares of common stock before they are offered to the public. Before making an investment decision, please carefully review the information contained in the enclosed Prospectus (including the "Risk Factors" section), which includes details about the stock offering. Also review the enclosed Question and Answer Brochure. If you are interested in purchasing shares of Hudson City Bancorp, Inc. common stock, complete the enclosed Stock Order Form and return it in the blue return envelope provided. We must RECEIVE Stock Order Forms, completed and with full
payment at $10 per share, prior to 10:00 a.m., Eastern time, on             ,
1999.

PLEASE NOTE THAT:

     - The Reorganization will not result in changes to the balance, interest rate or maturity of your deposit or loan accounts. You will continue to enjoy the same services in the same offices, with the same staff.

     - Your deposit accounts at the Bank will continue to be insured up to the maximum legal limit by the Federal Deposit Insurance Corporation (FDIC).

     - Voting in favor of the Reorganization will not obligate you to buy any shares of common stock.

     Upon completion of the offering, Hudson City Bancorp, Inc. common stock will trade on the Nasdaq National Market System under the symbol "HCBK."

     If you have questions regarding the offering or voting, you may call our Stock Information Center at (800) 541-3187, Monday through Friday from 9:00 a.m. to 4:00 p.m.

                                          Sincerely,

                                          Leonard S. Gudelski
                                          Chairman and Chief Executive Officer

     THIS LETTER IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

     THE SHARES OF COMMON STOCK ARE NOT SAVINGS ACCOUNTS OR SAVINGS DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

[Hudson City Bancorp, Inc. Logo]

Dear Friend:

     I am pleased to inform you that Hudson City Savings Bank is undergoing an internal restructuring resulting in a structure known as a mutual savings bank holding company (the "Reorganization"). Additionally, our Bank's newly-formed parent company, Hudson City Bancorp, Inc., is offering shares of its common stock for sale. Both the Reorganization and the stock offering are being conducted pursuant to a Plan of Reorganization and Stock Issuance.

     As an eligible depositor of Hudson City Savings Bank on December 31, 1997 or March 31, 1999, whose account was closed thereafter, you have an opportunity to purchase shares of common stock before they are offered to the public. Of course, you are not obligated to purchase shares.

     Before making an investment decision, please carefully review the information in the enclosed Prospectus (including the "Risk Factors" section), which includes details about the Bank's Reorganization and the stock offering. Also review the enclosed Question and Answer Brochure. If you are interested in purchasing shares of Hudson City Bancorp, Inc. common stock, complete the enclosed Stock Order Form and return it in the blue return envelope provided. We must RECEIVE Stock Order Forms, completed and with full payment at $10 per
share, prior to 10:00 a.m., Eastern time, on                , 1999.

     Upon completion of the offering, Hudson City Bancorp, Inc., common stock will trade on the Nasdaq National Market System under the symbol "HCBK."

     If you have questions regarding the offering, you may call our Stock Information Center at (800) 541-3187, Monday through Friday from 9:00 a.m. to 4:00 p.m.

                                          Sincerely,

                                          Leonard S. Gudelski
                                          Chairman and Chief Executive Officer

     THIS LETTER IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

     THE SHARES OF COMMON STOCK ARE NOT SAVINGS ACCOUNTS OR SAVINGS DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

                                                          [Ryan,Beck & Co. Logo]

Dear Potential Investor:

     At the request of Hudson City Bancorp, Inc., we are enclosing materials regarding the offering of Hudson City Bancorp, Inc. common stock. Included in the package are a Prospectus and Questions & Answers Brochure describing the stock offering. Ryan, Beck & Co., Inc., has been retained by Hudson City Bancorp, Inc. as selling agent in connection with the stock offering.

     We have been asked to forward these materials to you in view of certain regulatory requirements and the securities laws of your state.

                                          Sincerely,

     THIS LETTER IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

     THE SHARES OF COMMON STOCK ARE NOT SAVINGS ACCOUNTS OR SAVINGS DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

                                                              [Logo with cities]

Hudson City Bancorp, Inc. Logo

Dear Friend:

     I am pleased to inform you of an investment opportunity. Hudson City Savings Bank is undergoing an internal restructuring resulting in a structure known as a mutual savings bank holding company (the "Reorganization"). Additionally, our Bank's newly-formed parent company, Hudson City Bancorp, Inc., is offering shares of its common stock of sale. Both the Reorganization and the stock offering are being conducted pursuant to a Plan of Reorganization and Stock Issuance.

     Before making an investment decision regarding the stock offering, please carefully review the information in the enclosed Prospectus (including the "Risk Factors" section), which includes details about the Bank's Reorganization and the stock offering. Also review the enclosed Questions and Answers Brochure. If you are interested in purchasing shares of Hudson City Bancorp, Inc. common stock, complete the enclosed Stock Order Form and return it in the envelope provided. We must receive Stock Order Forms, completed and with full payment at
$10 per share, prior to 10:00 a.m., Eastern time, on                , 1999.

     Upon completion of the offering, Hudson City Bancorp, Inc. common stock will trade on the Nasdaq National Market System under the symbol "HCBK."

     If you have questions regarding the offering, you may call our Stock Information Center at (800) 541-3187, Monday through Friday from 9:00 a.m. to 4:00 p.m.

                                          Sincerely,

                                          Leonard S. Gudelski
                                          Chairman and Chief Executive Officer

     THIS LETTER IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

     THE SHARES OF COMMON STOCK ARE NOT SAVINGS ACCOUNTS OR SAVINGS DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

Hudson City Bancorp, Inc. Logo

Dear Customer:

     I am pleased to inform you that Hudson City Savings Bank is undergoing an internal restructuring resulting in a structure known as a mutual savings bank holding company (the "Reorganization"). Additionally, our Bank's newly-formed parent company, Hudson City Bancorp, Inc., is offering shares of its common stock for sale. Both the Reorganization and the stock offering are being conducted pursuant to a Plan of Reorganization and Stock Issuance (the "Plan").

     To implement the Plan, we must receive the approval of our depositors. YOUR VOTE IS VERY IMPORTANT. The enclosed Proxy Statement describes the Plan, including your voting rights and the business reasons for the Bank's Reorganization.

     Please mark your vote and sign the enclosed proxy card(s). Return the card(s) to us as quickly as possible, addressed to:

                            Hudson City Savings Bank
                                Midtown Station
                                  P.O. Box 959
                         New York, New York 10138-0813

     Please note that NONE of the proxy cards sent to you are duplicates -- you may receive more than one proxy card depending on the ownership structure of your accounts at the Bank. NOT RETURNING YOUR PROXY CARD(S) HAS THE SAME EFFECT AS VOTING AGAINST THE PLAN.

PLEASE NOTE THAT:

     - The Reorganization will not result in changes to the balance, interest rate or maturity of your deposit or loan accounts. You will continue to enjoy the same services in the same offices, with the same staff.

     - Your deposit accounts at the Bank will continue to be insured up to the maximum legal limit by the Federal Deposit Insurance Corporation (FDIC).

     Unfortunately, because the current address that you have provided to us is located outside of the United States, we are unable to offer you an opportunity to participate in the stock offering.

     If you have questions regarding voting, please refer to the enclosed Questions and Answers Brochure. Thank you for your time.

                                          Sincerely,

                                          Leonard S. Gudelski
                                          Chairman and Chief Executive Officer

     THIS LETTER IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

     THE SHARES OF COMMON STOCK ARE NOT SAVINGS ACCOUNTS OR SAVINGS DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

BACKGROUND



The Board of Managers of Hudson City Savings Bank has unanimously approved a Plan of Reorganization and Stock Issuance. Pursuant to the Plan, Hudson City Savings Bank is changing its legal form of organization from a mutual ("mutual," meaning no stockholders) savings bank to a stock savings bank and reorganizing into the mutual holding company structure. As part of the reorganization, Hudson City Bancorp, Inc has been newly organized and is offering shares of its common stock to the public. After the reorganization, Hudson City Bancorp will own Hudson City Savings Bank and Hudson City, MHC will own more than half of the outstanding common stock of Hudson City Bancorp. By issuing only a minority of Hudson City Bancorp's common stock to stockholders, we will preserve our ability to remain an independent community-oriented organization. We refer to these transactions collectively as our "reorganization." Our reorganization must be approved by federal and state bank regulatory authorities and by our depositors.


WE WILL CONDUCT BUSINESS AS USUAL

The reorganization will change our corporate form of organization, but not our business relationships. We are not affiliating with another company. Hudson City Savings Bank's name will not change. Our employees will continue to serve our customers in the same offices. The Board of Managers of Hudson City Savings Bank will serve as its Board of Directors and will also serve as the initial directors of the two new holding companies.

This brochure answers questions about Hudson City Savings Bank's reorganization and the related proxy vote by our depositors and about the opportunity to invest in Hudson City Bancorp common stock in the stock offering.

Investment in common stock involves certain risks. Before making an investment decision, please read the Prospectus carefully, including the section titled "Risk Factors."


GENERAL


Q.       WHY IS HUDSON CITY SAVINGS BANK REORGANIZING?

A. The reorganization will afford Hudson City Savings Bank greater operating flexibility to meet future business goals. The mutual holding company corporate structure better positions Hudson City Savings Bank to compete with other financial institutions and to take advantage of business opportunities.

         Proceeds that we raise from the sale of common stock in the offering will be used for general corporate purposes, which may include lending and investing, paying dividends to stockholders and possible acquisitions of financial institutions.

Q. WILL THE REORGANIZATION HAVE ANY EFFECT ON MY DEPOSIT ACCOUNT OR LOAN ACCOUNT WITH HUDSON CITY SAVINGS BANK?

A. No, except to the extent that you authorize withdrawal of funds from your current deposit account(s) to pay for shares of common stock in the offering. The reorganization will not affect the account number, amount, interest rate or withdrawal rights of deposit accounts. Deposit accounts will continue to be insured by the Federal Deposit Insurance Corporation (FDIC) to the maximum legal limit. Loan accounts and rights of borrowers will not be affected.



THE PROXY VOTE


                         YOUR VOTE IS VERY IMPORTANT --
                   PLEASE PROMPTLY MAIL IN YOUR PROXY CARD(S)!


Q.       AM I REQUIRED TO VOTE ON THE PLAN OF REORGANIZATION AND STOCK ISSUANCE?

A. No. You are not required to vote. However, regulations require that we solicit your vote. We cannot complete the reorganization, including the offering, unless our depositors approve the Plan. We hope you will vote IN FAVOR of the Plan. Please note that not voting has the same effect as voting AGAINST the Plan.


Q.       HOW DO I VOTE?

A. Please mark your vote, sign and return the Proxy Card(s) using the white return envelope provided. You may also choose to attend the Special Meeting of Depositors.


Q. DOES MY VOTE IN FAVOR OF THE PLAN MEAN THAT I MUST BUY COMMON STOCK OF HUDSON CITY BANCORP?

A.       No. Voting on the Plan does not obligate you to purchase stock.


Q.       HOW MANY VOTES DO I HAVE?

A. Each depositor with an aggregate of at least $100 of deposits at Hudson City Savings Bank on April 30, 1999 is entitled to one vote for each $100, or fraction thereof, on deposit at that date.

Q.       WHY DID I RECEIVE SEVERAL PROXY CARDS?

A. If you had more than one deposit account at Hudson City Savings Bank on April 30, 1999, you may have received more than one Proxy Card, depending on the ownership structure of your accounts. None of the cards are duplicates - please promptly mark your vote, sign and mail all the cards that we sent to you.


Q.       I HAVE A JOINT SAVINGS ACCOUNT.  MUST BOTH PARTIES SIGN THE PROXY CARD?

A. Only one signature is required, but both parties should sign if possible.


Q.       WHO MUST SIGN PROXY CARDS FOR TRUST OR CUSTODIAN ACCOUNTS?

A.       The trustee or custodian, not the
         beneficiary, must sign for such accounts.


Q. I AM THE EXECUTOR (ADMINISTRATOR) FOR A DECEASED DEPOSITOR. MAY I SIGN THE DEPOSITOR'S PROXY CARD?

A. Yes. Please indicate on the card the capacity in which you are signing the card.



THE OFFERING


The offering includes a subscription offering and a community offering.


Q.       HOW MANY SHARES IS HUDSON CITY BANCORP OFFERING AND AT WHAT PRICE?

A. We are offering between 49,937,500 and 67,562,500 shares of common stock, although we may sell up to 77,696,875 shares because of regulatory considerations or changes in market or economic conditions. We will sell all shares at $10 per share. We will not charge you any commission or brokerage fee for purchasing shares in the offering.


Q.       WHO IS ELIGIBLE TO PURCHASE STOCK IN THE SUBSCRIPTION OFFERING?

A. We have granted subscription rights to subscribe for shares of common stock of Hudson City Bancorp in the subscription offering in the order of priority listed below:

         1. Depositors with accounts at Hudson City Savings Bank with total balances of at least $100 on December 31, 1997;

         2. Our employee stock ownership plan, which will provide retirement benefits to our employees; and

         3. Depositors with accounts at Hudson City Savings Bank with total balances of at least $100 on March 31, 1999.


Q.       WHO IS ELIGIBLE TO PURCHASE STOCK IN THE COMMUNITY OFFERING?

A. The shares of common stock not purchased in the subscription offering will be offered in the community offering in the order of priority listed below:

         1. Depositors with accounts at Hudson City Savings Bank with total balances of at least $100 on April 30, 1999;

         2.       Individuals who are residents of New Jersey;

         3.       Corporations and other entities that are residents of New
                  Jersey;

         4.       Other members of the public to whom we deliver a prospectus.


Q. I AM ELIGIBLE TO PURCHASE STOCK IN THE SUBSCRIPTION OFFERING, BUT AM NOT INTERESTED IN INVESTING. MAY I ALLOW SOMEONE ELSE TO USE MY SUBSCRIPTION RIGHTS?

A. No. The Plan does not allow you to do so. If you order stock in the SUBSCRIPTION OFFERING, you will be required to state that you are purchasing the stock for yourself and that you have no agreement or understanding to sell or transfer your rights or the stock. We intend to take legal action against anyone who sells or gives away their subscription rights. We will not accept your order if we have reason to believe that you intend to sell or transfer your subscription rights. If anyone offers to give you money to buy stock in your name in exchange for later transferring the stock, or if someone requests to share in the proceeds upon your future sale of Hudson City Bancorp stock, please inform our Stock Information Center at (800) 541-3187.


Q.       HOW MANY SHARES AM I ALLOWED TO ORDER?

A. The minimum order is 25 shares, or $250. In the subscription offering, you may not purchase more than $500,000 (50,000 shares) of stock. In the Community Offering, you, together with associates or persons acting in concert with you, may not purchase more than $500,000 (50,000 shares) of stock. The maximum amount that may be purchased in the subscription and community offerings and any syndicated community offering or public offering, by any person acting together with others, is $2.5 million (250,000 shares) of stock. See the Prospectus, pages ___ - ___ for detailed information concerning purchase limitations.

Q.       HOW ARE ORDERS PLACED IN THE SUBSCRIPTION OFFERING AND COMMUNITY
         OFFERING?

A. Complete the Stock Order Form included in the offering materials and return it, along with the required payment, in the blue return envelope provided. You may also deliver your Stock Order Form by overnight delivery to the address provided on the form. Stock Order Forms may not be hand-delivered. In order to determine the required payment, multiply the number of shares subscribed for by the $10.00 per share purchase price. You may pay for your shares by including a check, money order or bank check and/or by authorizing funds to be withdrawn from your current Hudson City Savings Bank club, money market (without check-writing privileges) savings, or certificate of deposit accounts. Any applicable penalty for early withdrawal from Hudson City Savings Bank certificates will be waived if you use certificate funds to purchase stock in the offering. See the back of the Stock Order Form for detailed instructions, including account types that cannot be authorized for withdrawal.

         As explained in detail on the back of the Stock Order Form, if you order shares in the subscription offering, you must register the stock only in the name(s) of persons/entities with qualifying accounts at the same date that you have such accounts. Adding the name(s) of persons without accounts or the names of persons with a later eligibility date than yours may result in a loss of your eligibility.


Q. WHAT IS THE DEADLINE FOR ORDERING IN THE SUBSCRIPTION OFFERING AND COMMUNITY OFFERING?

A. We must receive the original Stock Order Form, properly executed with full payment, by 10:00 a.m., Eastern time, on _____, 1999. It is not sufficient that the envelope be post-marked on this date.


Q.       CAN I PURCHASE THE STOCK USING MY HUDSON CITY SAVINGS BANK IRA FUNDS?

A. Yes, however, you will need to establish or use a pre-existing self-directed IRA account with a brokerage firm or independent trustee and transfer to it all, or part, of your Hudson City Savings Bank IRA funds. Your stock purchase should be made through the self-directed IRA. IRA-related purchases require additional processing time, so please call the Stock Information Center by no later than ________, 1999, for assistance with IRA-related questions.


Q.       WILL I RECEIVE INTEREST ON FUNDS I SUBMIT?

A. Yes. Funds received as a check, money order or bank check will be cashed immediately and placed in a segregated account at Hudson City Savings Bank, and interest will be accrued at Hudson City Savings Bank's passbook rate until we complete the reorganization. With respect to authorized account withdrawals. Interest will continue to accrue at the account's contractual rate until we complete the reorganization.

Q.       MAY I OBTAIN A LOAN FROM HUDSON CITY SAVINGS BANK TO PAY FOR THE COMMON
         STOCK?

A.       No.  Hudson City Savings Bank may not make loans for this purpose.


Q.       AM I GUARANTEED TO RECEIVE SHARES BY PLACING AN ORDER?

A. No. It is possible that orders received during the offering period will exceed the number of shares sold. Such an oversubscription would result in shares being allocated among subscribers. If the offering is oversubscribed in the subscription offering, no orders received in the community offering will be filled. Please refer to pages ____-____ of the Prospectus for a detailed explanation of the manner in which shares will be allocated.


Q.       CAN I CHANGE MY MIND AFTER I PLACE AN ORDER TO SUBSCRIBE FOR STOCK?

A. No. After receipt, your order may not be modified or withdrawn without Hudson City Savings Bank's consent.


Q. IS HUDSON CITY SAVINGS BANK'S MANAGEMENT PURCHASING COMMON STOCK IN THE OFFERING?

A.       Yes. As described on page    of the Prospectus, the Board of Managers
         and executive officers intend to purchase an aggregate of 651,000 shares, or $6,510,000.


Q.       WILL THE COMMON STOCK BE INSURED BY THE FDIC?

A. No. Hudson City Bancorp's common stock, like all common stock, is not insured by the FDIC or any other government agency. The common stock is subject to investment risk, including loss of principal invested.


Q.       WILL I RECEIVE DIVIDENDS ON THE STOCK?

A. Hudson City Bancorp currently intends to pay a cash dividend at an annual rate of $0.20 per share, payable quarterly at $0.05 per share. We expect to begin paying dividends starting with the first quarter after the completion of the reorganization. However, we cannot assure you that we will pay dividends.


Q.       WHEN WILL THE STOCK TRADE, AND WHEN WILL STOCK CERTIFICATES BE MAILED?

A.       Although the deadline for receipt of orders is 10:00 a.m. Eastern time,
         on          , 1999, it may take several weeks to process orders and to receive final regulatory approval to complete the reorganization. The shares cannot trade and stock certificates cannot be issued until regulatory approval is received. The stock will commence trading and the stock certificates will be mailed as soon as practicable after receipt of regulatory approval.


Q.       HOW MAY I PURCHASE OR SELL SHARES IN THE FUTURE?

A. You may purchase or sell shares through a stockbroker. Following the reorganization, the common stock will be listed for trading on the Nasdaq National Market System of the Nasdaq Stock Market under the symbol "HCBK." Ryan, Beck & Co., Inc. intends to make a market in the common stock, but is under no obligation to do so. We will seek to encourage and assist at least two additional market makers to make a market in the common stock.

         We cannot assure you that an active and liquid trading market for Hudson City Bancorp's common stock will develop, and we cannot assure you that purchasers of shares of common stock will be able to sell those shares at or above the $10 per share purchase price in the reorganization.


                              ADDITIONAL QUESTIONS?
               Call the Stock Information Center at (800) 541-3187
                from 9:00 a.m. to 4:00 p.m. Monday through Friday



THIS BROCHURE IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

THE SHARES OF COMMON STOCK ARE NOT SAVINGS ACCOUNTS OR SAVINGS DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

[VOTE -- BRANCH LOBBY POSTER]

                          HAVE YOU CAST YOUR VOTE YET?

        We would like to remind customers to mail in their Proxy Card(s), voting on Hudson City Savings Bank's Plan of Reorganization.

             Please call our Information Center at (800) 541-3187 if
                        you have a question about voting.

The Reorganization does not involve an outside company and will not result in changes to your account relationships with us. Your deposit accounts will continue to be insured by the FDIC, up to the maximum legal limits.

      Voting does not obligate you to purchase stock in our stock offering.

                             HUDSON CITY BANK [LOGO]

This notice is neither an offer to sell nor a solicitation of an offer to buy common stock. The offer is made only by the Prospectus.

The shares of common stock are not savings accounts or savings deposits and are not insured by the Federal Deposit Insurance Corporation or any other government agency.

[STOCK OFFERING -- BRANCH LOBBY POSTER - Optional]

                        HUDSON CITY BANCORP, INC. [LOGO]
                  Holding Company for Hudson City Savings Bank

                              UP TO ________ SHARES
                                  COMMON STOCK

                                  $10 Per Share
                                 Purchase Price

                 We are conducting an offering of common stock!

     THIS OFFERING EXPIRES AT 10:00 A.M., EASTERN TIME, ON _________, 1999

     If you have questions or to obtain a Prospectus, please call our Stock
          Information Center at (800) 541-3187, Monday through Friday, from 9:00 a.m. to 4:00 p.m.

                             HUDSON CITY BANK [LOGO]

This notice is neither an offer to sell nor a solicitation of an offer to buy common stock. The offer is made only by the Prospectus.

The shares of common stock are not savings accounts or savings deposits and are not insured by the Federal Deposit Insurance Corporation or any other government agency.

[FLYER ENCLOSURE]

                    Stock Offering Subscription Rights Notice

Any transfer of, or attempt to transfer, a subscription right to any other person is illegal and subject to civil fines and/or penalties or criminal fines and/or penalties. Hudson City Bancorp, Inc. intends to prosecute any such action that comes to its attention.

If you are a customer of Hudson City Savings Bank and anyone contacts you requesting that you transfer your subscription rights in any way (including offering you money to buy stock in exchange for transferring the stock to them later or in exchange for sharing proceeds upon the sale of the stock) please call us immediately at (800) 541-3187.

                                                                          [LOGO]



DEADLINE AND DELIVERY            STOCK ORDER FORM (Instructions on Reverse Side)

Expiration Date: 10:00 a.m., Eastern time, on ______, 1999, unless extended. This original Stock Order Form, properly executed and with full payment, must be received (not postmarked) by this deadline or it will be void. Delivery will only be accepted by the return envelope provided, or by overnight delivery to the address on the reverse side of this form. Stock Order Forms may not be hand-delivered to the Stock Information Center or to Hudson City branches. COPIES AND FACSIMILES OF STOCK ORDER FORMS WILL NOT BE ACCEPTED.

FOR INTERNAL USE

Date Rec'd_______________________

Batch No. _______________________     Order No. ______________________

             YOU MUST PRINT CLEARLY AND COMPLETE ALL SHADED AREAS.

(1) SHARES REQUESTED

Number of Shares     Price per                                   Amount Due
                       Share
________________         X              $10.00        =       $_______________

     (25 share minimum. See reverse side for maximum purchase limitations.)


(2) METHOD OF PAYMENT (CASH AND WIRES WILL NOT BE ACCEPTED)

/ /      CHECK OR MONEY ORDER PAYMENT

   Enclosed is/are check(s), bank check(s) or money order(s) payable to HUDSON
   CITY SAVINGS BANK totaling:     $________________

/ /      PAYMENT BY ACCOUNT WITHDRAWAL

   The undersigned authorizes withdrawal from the Hudson City savings, club, money market (without check-writing privileges) or CD account(s) listed below. Retirement accounts and checking or other check-writing accounts may not be designated for withdrawal. There will be no early withdrawal penalty applicable for funds authorized below.


 For Internal Use Only      Account Number         Amount
_______________________     ______________         $__________________

_______________________     ______________         $__________________

_______________________     ______________         $__________________

_______________________     ______________         $__________________

_______________________     ______________         $__________________

                            TOTAL WITHDRAWAL(S)    $__________________

        Funds enclosed or authorized for withdrawal must be available at the time this order is submitted.


(3) PURCHASER INFORMATION (CHECK THE ONE BOX WHICH APPLIES)

/ / Eligible Account Holder -- You were a Hudson City depositor with an aggregate of at least $100 on deposit on December 31, 1997. In the spaces below, list all accounts you had at that eligibility date.

/ / Supplemental Eligible Account Holder -- You are not an Eligible Account Holder, but you were a Hudson City depositor with an aggregate of at least $100 on deposit on March 31, 1999. In the spaces below, list all accounts you had at that eligibility date.

/ / Other Depositor -- You were not a Hudson City depositor at either of the above dates, but were a depositor with an aggregate of at least $100 on deposit on April 30, 1999. In the spaces below, list all accounts you had at that eligibility date.

/ /      I do not qualify as any of the above.


Account Title/(Name(s) on Eligibility Date)        Account Number
______________________________________________     _________________________

______________________________________________     _________________________

______________________________________________     _________________________

______________________________________________     _________________________

If additional space is needed, attach a separate page. Failure to complete this section, or completing it incorrectly, may result in a loss of part or all of your stock allocation.


(4) HUDSON CITY MANAGERS AND EMPLOYEES

/ / Check here if you are a Hudson City manager, director, officer or any employee, or a member of the immediate family (definition is on reverse side of form).

(5) ASSOCIATES/PERSONS ACTING IN CONCERT

/ / Check here if, to the best of your knowledge, any associate of yours, or any person acting in concert with you, have submitted other orders for shares in the stock offering.


(6) STOCK REGISTRATION (See instructions on reverse side. PRINT clearly. Provide all information, which will be used for future mailings and stock certificate delivery).

_______________________________________________________________________________
(First Name, Middle Initial, Last Name)

_______________________________________________________________________________
(First Name, Middle Initial, Last Name)

_______________________________________________________________________________
(Street Address)

_______________________________________________________________________________
(City, State, Zip Code)

_______________________________________________________________________________
(Social Security No./Tax ID No.) (certificate will show only this number)

_______________________________________________________________________________
(Social Security No./Tax ID No.)

_______________________________________________________________________________
(Daytime Phone Number)

_______________________________________________________________________________
(Evening Phone Number)


(7) FORM OF STOCK OWNERSHIP (CHECK ONE  -- SEE OWNERSHIP DEFINITIONS ON REVERSE
    SIDE).

/ / Individual        / / Joint              / / Tenants in Common                / / Trust (Under Agreement Dated _______)
/ / Corporation       / / Partnership        / / Uniform Transfer to Minors       / / Other

FOR BROKER USE ONLY: / / IRA

Social Security # of Beneficial Owner:____ - ____ - __________


(8) NATIONAL ASSOCIATION OF SECURITIES DEALERS ("NASD") AFFILIATION (CHECK ONLY IF APPLICABLE)

/ / Check here if you are a member of the NASD or a person affiliated with an NASD member or a member of the immediate family of any such person to whose support such person contributes directly or indirectly, or if you have an account in which an NASD member, or person associated with an NASD member, has a beneficial interest. I agree 1) not to sell, transfer or hypothecate the stock for a period of three months following issuance, and 2) to report this stock order in writing to the applicable NASD member within one day of payment for the stock.

(9) ACKNOWLEDGEMENT AND SIGNATURE

I acknowledge receipt of the prospectus dated ___________, 1999 and that I have read the terms and conditions described therein, including the section entitled "Risk Factors". The undersigned agrees that after receipt by Hudson City, this Stock Order Form may not be modified, withdrawn or canceled without Hudson City's consent, and, if authorization to withdraw from Hudson City accounts has been given as payment for shares, the amount authorized for withdrawal shall not otherwise be available for withdrawal by the undersigned. Under penalty of perjury, I certify that 1) the Social Security Number or Tax ID Number and the information provided on this Stock Order Form are true, correct and complete, 2) I am purchasing solely for my own account, and there is no agreement or understanding regarding the sale or transfer of such shares, and 3) I am not subject to backup withholding tax. (Cross out 3) if you have been notified by the IRS that you are subject to backup withholding).

SUBSCRIPTION RIGHTS PERTAIN TO PURCHASERS IN THE SUBSCRIPTION OFFERING. THE PLAN OF REORGANIZATION AND APPLICABLE LAW AND REGULATIONS PROHIBIT ANY PERSON FROM TRANSFERRING, OR ENTERING INTO ANY AGREEMENT, DIRECTLY OR INDIRECTLY, TO TRANSFER, THE LEGAL OR BENEFICIAL OWNERSHIP OF SUBSCRIPTION RIGHTS OR THE UNDERLYING STOCK TO THE ACCOUNT OF ANOTHER. HUDSON CITY BANCORP, INC. WILL PURSUE ANY AND ALL LEGAL AND EQUITABLE REMEDIES IN THE EVENT MANAGEMENT BECOMES AWARE OF THE TRANSFER OF SUBSCRIPTION RIGHTS, AND THEY WILL NOT HONOR ORDERS KNOWN BY THEM TO INVOLVE SUCH TRANSFER.

ONE SIGNATURE REQUIRED, UNLESS SECTION 2 OF THIS FORM INCLUDES ACCOUNTS REQUIRING MORE THAN ONE SIGNATURE TO AUTHORIZE WITHDRAWAL. IF SIGNING AS A CUSTODIAN, CORPORATE OFFICER, ETC., PLEASE INCLUDE YOUR TITLE.

                         ORDER NOT VALID UNLESS SIGNED.

_____________________________________________________           _______________
Signature                                                       Date

_____________________________________________________           _______________
Signature                                                       Date

          QUESTIONS? SEE INSTRUCTIONS ON REVERSE SIDE OF THIS FORM, OR
   CALL THE STOCK INFORMATION CENTER AT (800) 541-3187, MONDAY THROUGH FRIDAY,
                           FROM 9:00 a.m. TO 4:00 p.m.

                          STOCK ORDER FORM INSTRUCTIONS

(1) SHARES REQUESTED -- Indicate the number of shares that you wish to purchase, and indicate the amount due. The minimum purchase is 25 shares. Maximum purchase limitations apply to aggregate orders. In the Subscription Offering, the maximum purchase by each Eligible Account Holder or Supplemental Eligible Account Holder is $500,000 (50,000 shares). In the Community Offering, the maximum purchase by any person, together with associates and persons acting in concert with such person, is $500,000 (50,000 shares). However, no person, together with associates and persons acting in concert with such person, may purchase, in all categories of the stock offering, an aggregate of more than $2.5 million (250,000 shares). See "The Reorganization and the Offering" section of the Prospectus, page ____ for a definition of "associates." By signing this Stock Order Form, you are deemed to confirm that your order does not conflict with these purchase limitations.

(2) METHOD OF PAYMENT -- CHECKS OR MONEY ORDERS: Make checks, bank checks or money orders payable to Hudson City Savings Bank. These funds will be cashed immediately and must be drawn against available funds. You will earn interest at Hudson City's passbook rate from the time funds are received until the offering is consummated. ACCOUNT WITHDRAWALS: List the savings, club, money market (without check-writing privileges) or certificate of deposit account(s), and designate the withdrawal amount from each. A hold will immediately be placed on the amounts designated by you, and those funds will be unavailable for withdrawal for other purposes. You will continue to earn interest at the account's contractual rate, and early withdrawal penalties will be waived. FUNDS AUTHORIZED FOR WITHDRAWAL MUST BE AVAILABLE AT THE TIME THIS FORM IS SUBMITTED.
Note: Retirement accounts (such as IRAs and Qualified Plans) may not be designated for direct withdrawal in this section; please contact the Stock Information Center by _____, 1999, if you want to use Hudson City retirement accounts (or any other retirement funds), to make your stock purchase. YOU MAY NOT USE CASH OR WIRE TRANSFERS TO PAY FOR STOCK.

(3) PURCHASER INFORMATION -- Purchase priorities are based on eligibility dates. There are three dates. Please check the one box that reflects the earliest date at which you had a deposit account. List the name(s) on the account(s) and the account number(s) at the applicable eligibility date. For example, if ordering in just your name, list all the accounts you had at the applicable date. This may include accounts on which you were a joint owner, your individual deposit accounts and your IRA account. If ordering jointly, list the accounts in which either person had beneficial ownership at the applicable date. If purchasing shares for a minor, list only the minor's account(s). Similarly, if purchasing shares for a corporate entity, list only that entity's corporate accounts. If additional space is needed, attach a separate page. FAILURE TO COMPLETE THIS SECTION, COMPLETING IT INCORRECTLY OR OMITTING INFORMATION MAY RESULT IN THE LOSS OF ALL OR PART OF YOUR STOCK ALLOCATION. Please see the section of the Prospectus entitled "The Reorganization and the Offering", pages ___-___, for explanation of purchase priorities in the Subscription Offering and the Community Offering, and a detailed explanation of how shares will be allocated in the event of an oversubscription.

(4) HUDSON CITY MANAGERS AND EMPLOYEES -- Check the box, if applicable. Immediate family members are mother, father, sister, brother, son, daughter.

(5) ASSOCIATES/PERSONS ACTING IN CONCERT -- Check the box if, to the best of your knowledge, any "associate" of yours or any person acting in concert with you has submitted another Stock Order Form. See "The Reorganization and the Offering" section of the Prospectus, page ___ for a definition of associates.


(6) STOCK REGISTRATION -- CLEARLY PRINT the name(s) and address in which you want the stock certificate registered and mailed. If you are ordering stock in the Subscription Offering (i.e. as a Hudson City (i) Eligible Account Holder as of 12/31/97 or (ii) Supplemental Eligible Account Holder as of 3/31/99), you must register the stock only in the name(s) of person(s)/entity(ies) with qualifying accounts at the same date. Adding the name(s) of persons who were not account holders, or were account holders only at a later eligibility date than checked in Section 3 of this form, will be a violation of your subscription right and may result in a loss of your purchase priority in the Subscription Offering. Enter the Social Security Number or Tax ID Number of the registered owner(s). The first number listed will be identified with the stock certificate for tax purposes. Listing a phone number is important. NOTE: ONE STOCK CERTIFICATE WILL BE GENERATED PER STOCK ORDER FORM. IF VARIOUS REGISTRATIONS AND SHARE AMOUNTS ARE DESIRED, A SEPARATE STOCK ORDER FORM MUST BE COMPLETED FOR EACH CERTIFICATE DESIRED. CONTACT THE STOCK INFORMATION CENTER IF YOU NEED ADDITIONAL FORMS. Note: Purchase limitations apply to aggregate orders.

(7) FORM OF STOCK OWNERSHIP -- For reasons of clarity and standardization, the stock transfer industry has developed uniform stockholder registrations which we will utilize in the issuance of Hudson City Bancorp, Inc. stock certificates. If you have any questions, please consult your legal advisor. When registering stock, avoid the use of two initials. Use first name, middle initial and last name. Check the one box which applies.

BUYING STOCK INDIVIDUALLY: Indicate the name, mailing address and Social Security Number of the individual owner. Include the first name, middle initial and last name of the individual. Avoid using two initials. Omit words that do not affect ownership, such as "Mrs", "Dr.", "special account", etc. You may not indicate a beneficiary. Upon the individual's death, the stock will be owned by the individual's estate and distributed as indicated by the will or otherwise in accordance with law. If ordering in the Subscription Offering, the individual listed must have had qualifying deposits at Hudson City on either 12/31/97 or 3/31/99.

BUYING STOCK JOINTLY: Note that if registering stock in more than one person's name for an order placed in the Subscription Offering, only persons with qualifying accounts at the same date (either 12/31/97 or 3/31/99) may be listed. Two alternatives exist when registering stock in more than one name:

         JOINT TENANTS -- Joint Tenancy (with Right of Survivorship) may be specified to identify two or more owners where ownership is intended to pass automatically to the surviving tenant(s). All parties must agree to the transfer or sale of shares held in this form.

         TENANTS IN COMMON -- Tenants in Common may also be specified to identify two or more owners. When stock is held as Tenants in Common, upon the death of one co-tenant, ownership of the stock will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All parties must agree to the transfer or sale of shares held in this form.

         BUYING STOCK FOR A MINOR: A minor may acquire stock under the Uniform Transfer to Minors Act if the minor is the actual owner of the stock, with an adult custodian listed on the registration who is responsible for the investment until the minor reaches legal age (18 or 21 years of age, depending on the state). Only one minor and one custodian may be listed. Please note that if ordering in the Subscription Offering, the minor must have had qualifying deposits at Hudson City on either 12/31/97 or 3/31/99.

How to complete Section 6 (Stock Registration) when buying stock for a minor: On the first line, print the first name, middle initial and last name of the custodian; after the name write the initials "CUST". On the second line, print the first name, middle initial and last name of the minor. To the right of the minor's name, indicate his or her Social Security Number only; do not list the custodian's Social Security Number. Standard postal service state abbreviations should be used. For example, stock held by John P. Doe as custodian for Susan A. Doe under the New Jersey Uniform Transfer to Minors Act will be abbreviated John
P. Doe, CUST Susan A. Doe UTMA-NJ.

BUYING STOCK FOR A CORPORATION/PARTNERSHIP: On the first line, write the name of the corporation or partnership and list that entity's Tax ID Number. If ordering in the Subscription Offering, the corporation or partnership must have had qualifying deposits at Hudson City at either 12/31/97 or 3/31/99.

BUYING STOCK THROUGH AN IRA: Stock may be purchased using self-directed Individual Retirement Accounts which have the ability to hold the securities, such as at a brokerage firm. The purchase of shares using such funds can only be made through a self-directed retirement account, not through a Hudson City IRA. Please contact the Stock Information Center by _______, 1999, for assistance with IRA-related questions. If ordering in the Subscription Offering, the beneficial owner of the IRA must have had qualifying deposits at Hudson City on either 12/31/97 or 3/31/99.

FOR BROKER/TRUSTEE USE ONLY -- How to complete Section 6 (Stock Registration) when buying stock using a self-directed retirement account: Registration should be completed to reflect your firm's registration requirements for any subsequent mailings, including stock certificates. For example, on the first line you would indicate the name of the firm followed by "TRUSTEE" or "CUSTODIAN". On the second line, indicate the name of the beneficial owner, for example: "FBO JOHN SMITH IRA". You may also indicate the owner's account number or other identifying information. Indicate the address and name of the department at your firm to which mailings should be directed. Also indicate the Tax ID Number under which your firm's IRAs are reported.

BUYING STOCK IN A TRUST/FIDUCIARY CAPACITY: Information provided with respect to stock to be held in a fiduciary capacity must include:

- The name(s) of the fiduciary. If an individual, list the first name, middle initial and last name. If a corporation, list the full corporate title (name). If an individual and a corporation, list the corporation's title before the individual.

- The fiduciary capacity, such as administrator, executor, personal representative, conservator, etc.

- A description of the document governing the fiduciary relationship, such as a trust agreement or court order. Documentation may be required to register your stock in a fiduciary capacity.

- The date of the document governing the relationship, except that the date of a trust created by a will need not be included.

- The name of the maker, donor or testator and the name of the beneficiary.

An example of fiduciary ownership of stock in the case of a trust is:John P. Doe, Trustee Under Agreement Dated 10-1-87 for Susan A. Doe.

(8) NASD AFFILIATION -- If applicable, check the box.

(9) ACKNOWLEDGMENT AND SIGNATURE -- Please review this form before signing. Stock Order Forms submitted without a signature will not be accepted. Only one signature is required, unless Section 2 (Method of Payment) includes authorization to withdraw from a Hudson City deposit account requiring more than one signature. If signing as a custodian, trustee, corporate officer, etc., please include your title. If exercising a Power of Attorney ("POA"), you must submit a copy of the POA agreement with this Stock Order Form.

                             ADDRESS DELIVERIES TO:
        Hudson City Savings Bank, West 80 Century Rd., Paramus, NJ 07652
                               Attn: Stock Orders

         QUESTIONS? Call the Stock Information Center at (800) 541-3187, Monday through Friday, from 9:00 a.m. to 4:00 p.m.